UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2009

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wheeler Road, Burlington MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This Form 8-K was originally filed on February 12, 2009.  In that filing, we reported that the financial statements for the three months ended September 30, 2007 and 2006 should no longer be relied upon.  We will file an amendment to our report on Form 10-Q for the quarter ended September 30, 2007 in order to make available restated condensed consolidated financial statements for the three months ended September 30, 2007 and 2006 that will correct the errors previously disclosed.

In addition, we previously reported in a Form 8-K filed on June 11, 2007 that, among other items, our quarterly filings on Form 10-Q for each of the quarters ended December 31, 2006 and March 31, 2007 should not be relied upon.  In our Form 10-K for the year ended June 30, 2007, filed on April 11, 2008, we included restated unaudited condensed consolidated statements of operations for each of the quarters within fiscal 2007.

For purposes of clarity, we are filing this Form 8-K/A in response to a comment letter from the Staff of the Securities and Exchange Commission to reaffirm that the previously filed financial statements for each of the fiscal quarters ended on December 31, 2006 and March 31, 2007, respectively, should not be relied upon.  In lieu of filing amended Quarterly Reports on Form 10-Q for the fiscal quarters ended on December 31, 2006 and March 31, 2007, we will correct the statement of cash flows errors associated with these Quarterly Reports in the financial statements for each of these two prior quarters in the Forms 10-Q for the quarters ended December 31, 2007 and March 31, 2008, which we intend to file as soon as practicable.  Such amended Quarterly Reports on Form 10-Q will provide a description of the items and amounts being restated for all periods affected.

We also reported in the Form 8-K filed on February 12, 2009 that we would restate the presentation within the operating section of the condensed consolidated statement of cash flows for the three months ended September 30, 2007 and 2006 to report all unsettled non-cash gains and losses on foreign currency transactions within one line item.  We subsequently determined that the prior presentation does not require restatement.

As previously disclosed, subsequent to the issuance of our condensed consolidated financial statements for the three months ended September 30, 2007, and in connection with the review of our interim financial statements for the three months ended December 31, 2007 and March 31, 2008, we identified an error in the cash flows related to repayments of secured borrowings as reported in the condensed consolidated statements of cash flows for the three months ended September 30, 2007 and 2006 previously issued as part of our quarterly report on Form 10-Q for the quarterly period ended September 30, 2007, or the First Quarter 10-Q.

The previously reported amounts in cash flows from financing activities of $43.4 million and $26.5 million for the three months ended September 30, 2007 and 2006, respectively, inappropriately included certain amounts that were reclassified and included in accrued expenses and other current liabilities in the condensed consolidated balance sheets and were not disbursed in those periods.  We should have considered the reduction in the secured borrowing and recognition of the current liability as a non-cash transaction until disbursements were made to the financial institutions.  Accordingly, our net cash from operating activities also was misstated as a result of the inclusion of the effects of the changes in the current liabilities within the cash flows from operating activities section of the condensed consolidated statements of cash flows.  As a result of this error, net cash provided by operating activities was overstated by $7.8 million, and net cash used in financing activities was overstated by $7.8 million, for the three months ended September 30, 2007.  For the three months ended September 30, 2006, net cash provided by operating activities was understated by $9.1 million and net cash provided by financing activities was overstated by $9.1 million.  The error in the determination of the timing of these payments did not impact the total cash repayments to the financial institutions, total cash flows or ending cash balances for any reporting period, and did not require any change in the condensed consolidated balance sheet or condensed consolidated statement of operations for any reporting period.

 In addition, we have identified an error in the adjustment we made to the accumulated deficit as of July 1, 2007, when we adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” or FIN 48.  Under FIN 48, an entity should recognize a tax benefit when it is “more-likely-than-not,” based on the technical merits, that the position would be sustained upon examination by a taxing authority. The amount to be recognized, if the “more-likely-than-not” threshold is passed, should be measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. Furthermore, any change in the recognition, derecognition or measurement of a tax position should be recognized in the period in which the change occurs.  As a result of the implementation of FIN 48 on July 1, 2007, we had previously recognized an increase of $3.0 million in the liability for unrecognized tax benefits, with an offsetting increase to the accumulated deficit.  We have subsequently determined that this position met the criteria of more likely than not as our tax position in this matter is viewed as sustainable, and we believe it is appropriate to reverse this $3.0 million liability and the offsetting increase in accumulated deficit as of July 1, 2007.

  On February 6, 2009, management recommended to the audit committee of the board of directors that the First Quarter 10-Q containing the condensed consolidated financial statements for the three months ended September 30, 2007 and 2006 should be amended and restated to properly reflect these adjustments. The audit committee agreed with management’s recommendation and determined that the condensed consolidated financial statements for the three months ended September 30, 2007 and 2006 contained in the quarterly report on Form 10-Q for the quarter ended September 30, 2007 should no longer be relied upon. Our management and the audit committee of our board of directors discussed the foregoing matters with KPMG LLP, our current independent registered public accounting firm, and Deloitte & Touche LLP, our predecessor independent registered public accounting firm.

 We intend to file an amendment to the First Quarter 10-Q as soon as practicable in order to make available restated financial statements for the three months ended September 30, 2007 and 2006 that will correct each of the errors identified and discussed above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: February 19, 2009	By:	/s/ Bradley T. Miller
Bradley T. Miller
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)